Exhibit 99.1

Aeva Reports Fourth Quarter and Full Year 2023 Results

Selected by Daimler Truck for Series Production Program with an Order Book* of $1Bn

Announced and Demonstrated Atlas, World’s First Automotive-Grade 4D LiDAR for Mass Production

Growing Momentum in Automotive with Multiple Passenger Vehicle RFQs, Including with a New Global Top 10 Passenger Vehicle OEM

MOUNTAIN VIEW, Calif., Mar. 5, 2024 –Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its fourth quarter and full year 2023 results.

Key Company Highlights

•
Daimler Truck selected Aeva to supply long and ultra-long range LiDARs and perception software for its series production vehicle program with an order book* of $1 billion and Aeva SOP in 2026
•
Advancing on multiple passenger vehicle RFQs, including with a new global top 10 passenger vehicle OEM
•
Announced Aeva Atlas™, world’s first automotive-grade 4D LiDAR that is powered by Aeva’s latest silicon innovations, including the Aeva CoreVision™ fourth-generation LiDAR-on-Chip module, and Aeva X1™ System-on-Chip processor
•
On track for first industrial program deployment with Nikon by end of 2024

“2023 was a landmark year for Aeva, as we secured multiple production awards, including our first major automotive production win with Daimler Truck, one of the world’s largest commercial trucking OEMs,” said Soroush Salehian, Co-Founder and CEO at Aeva. “We believe this win is just the beginning of the growing consensus around FMCW as OEMs look to introduce highway speed autonomy at mass scale. The unique performance and maturity of Aeva’s 4D LiDAR, along with our financial strength, position us to lead this adoption, as we progress on multiple additional automotive RFQs anticipated to be awarded this year.”

Fourth Quarter and Full Year 2023 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $221.0 million and undrawn facility of $125.0 million as of December 31, 2023
•
Revenue
o
Revenue of $1.6 million in Q4 2023, compared to revenue of $0.2 million in Q4 2022
o
Revenue of $4.3 million for full year 2023, compared to revenue of $4.2 million for full year 2022
•
GAAP and Non-GAAP Operating Loss**
o
GAAP operating loss of $36.8 million in Q4 2023, compared to GAAP operating loss of $44.4 million in Q4 2022
o
GAAP operating loss of $147.8 million for full year 2023, compared to GAAP operating loss of $152.0 million for full year 2022
o
Non-GAAP operating loss of $31.3 million in Q4 2023, compared to non-GAAP operating loss of $38.5 million in Q4 2022

o
Non-GAAP operating loss of $124.1 million for full year 2023, compared to non-GAAP operating loss of $127.7 million for full year 2022
•
GAAP and Non-GAAP Net Loss per Share**
o
GAAP net loss per share of $0.18 in Q4 2023, compared to GAAP net loss per share of $0.20 in Q4 2022
o
GAAP net loss per share of $0.66 for full year 2023, compared to GAAP net loss per share of $0.68 for full year 2022
o
Non-GAAP net loss per share of $0.12 in Q4 2023, compared to non-GAAP net loss per share of $0.17 in Q4 2022
o
Non-GAAP net loss per share of $0.51 for full year 2023, compared to non-GAAP net loss per share of $0.57 for full year 2022
•
Shares Outstanding
o
Weighted average shares outstanding of 245.0 million in Q4 2023 and 227.1 million for full year 2023

*Order Book is defined as the forward-looking cumulative billings estimate of Aeva’s products over the estimated lifetime of given production programs which Aeva expects to be integrated into or provided for, based primarily on projected pricing terms and our good faith estimates of “take rate” of Aeva’s technology on production programs. “Take rates” are the anticipated percentage of new vehicles or products to be equipped with Aeva’s technology based on Aeva’s projected product offerings and growth rates.

**Tables reconciling GAAP to non-GAAP measures are provided at the end of this release. Aeva believes that such non-GAAP measures are useful as supplemental measures of Aeva’s performance.

Conference Call Details

The company will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today, March 5, 2024. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include our beliefs regarding our financial position and operating performance for the fourth quarter and full year 2023 and business objectives for 2024, along with our expectations with respect to the production agreements with Daimler Truck, including our forward-looking order book, and Nikon, as well as engagement and deployments with other customers, anticipated benefits of the capital raise and our ability to access capital under the Facility Agreement. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the ability to manufacture at volumes and costs needed for commercial programs, (vi) no assurance or guarantee that any of our customers, including any programs which we included in our order book estimates will ever complete such testing and validation with us or that we will receive any billings or revenues forecasted in connection with such program, and (vii) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,547	$67,420
Marketable securities	182,481	256,392
Accounts receivable	628	2,887
Inventories	2,374	2,951
Other current assets	5,195	5,473
Total current assets	229,225	335,123
Operating lease right-of-use assets	7,289	7,402
Property, plant and equipment, net	12,114	9,720
Intangible assets, net	2,625	3,525
Other noncurrent assets	6,132	862
TOTAL ASSETS	$257,385	$356,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,602	$5,182
Accrued liabilities	2,648	9,063
Accrued employee costs	6,043	4,721
Lease liability, current portion	3,587	2,667
Other current liabilities	2,524	194
Total current liabilities	18,404	21,827
Lease liability, noncurrent portion	3,767	4,789
Warrant liabilities	6,772	90
TOTAL LIABILITIES	28,943	26,706
STOCKHOLDERS’ EQUITY:
Common stock	26	22
Additional paid-in capital	688,103	643,756
Accumulated other comprehensive loss	(87)	(3,585)
Accumulated deficit	(459,600)	(310,267)
TOTAL STOCKHOLDERS’ EQUITY	228,442	329,926
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$257,385	$356,632

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$1,611	$188	$4,312	$4,192
Cost of revenue (1)	2,483	3,316	10,198	8,447
Gross loss	(872)	(3,128)	(5,886)	(4,255)
Operating expenses:
Research and development expenses (1)	26,197	32,211	102,503	109,587
General and administrative expenses (1)	7,741	7,428	31,761	31,070
Selling and marketing expenses (1)	2,035	1,628	7,638	7,043
Total operating expenses	35,973	41,267	141,902	147,700
Operating loss	(36,845)	(44,395)	(147,788)	(151,955)
Interest income	2,417	1,674	8,925	3,707
Other income (expense), net	(10,538)	47	(10,470)	943
Loss before income taxes	$(44,966)	$(42,674)	$(149,333)	$(147,305)
Income tax provision	—	—	—	—
Net loss	$(44,966)	$(42,674)	$(149,333)	$(147,305)
Net loss per share, basic and diluted	$(0.18)	$(0.20)	$(0.66)	$(0.68)
Weighted-average shares used in computing net loss per share, basic and diluted	245,035,523	218,407,208	227,060,773	217,307,896

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$107	$423	$965	$1,161
Research and development expenses	4,043	4,045	16,760	17,197
General and administrative expenses	1,142	1,205	5,131	4,972
Selling and marketing expenses	230	216	819	917
Total stock-based compensation expense	$5,522	$5,889	$23,675	$24,247

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(149,333)	$(147,305)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,622	3,265
Impairment of inventories	224	1,664
Fair value at issuance of Series A warrants	6,500	—
Change in fair value of warrant liabilities	182	(970)
Stock-based compensation	23,675	24,247
Amortization of right-of-use assets	3,108	2,882
Realized loss on available-for-sale securities	—	29
Amortization of premium and accretion of discount on available-for-sale securities, net	(2,973)	389
Changes in operating assets and liabilities:
Accounts receivable	2,259	(546)
Inventories	353	(2,552)
Other current assets	279	3,634
Other noncurrent assets	(270)	(3)
Accounts payable	(1,592)	1,287
Accrued liabilities	(6,415)	4,953
Accrued employee costs	1,322	2,525
Lease liability	(3,097)	(2,871)
Other current liabilities	2,330	(539)
Net cash used in operating activities	(118,826)	(109,911)
Cash flows from investing activities:
Purchase of property, plant and equipment	(6,104)	(7,439)
Purchase of non-marketable equity investments	(5,000)	—
Purchase of available-for-sale securities	(152,364)	(210,197)
Proceeds from maturities of available-for-sale securities	232,745	328,526
Net cash provided by investing activities	69,277	110,890
Cash flows from financing activities:
Proceeds from issuance of stock in private placement	21,455	—
Transaction costs related to issuance of stock in private placement	(818)	—
Payments of taxes withheld on net settled vesting of restricted stock units	(199)	(720)
Proceeds from exercise of stock options	238	350
Proceeds from exercise of warrants	—	1
Net cash provided by (used in) financing activities	20,676	(369)
Net (decrease) increase in cash and cash equivalents	(28,873)	610
Beginning cash and cash equivalents	67,420	66,810
Ending cash and cash equivalents	$38,547	$67,420

AEVA TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

GAAP operating loss	$(36,845)	$(44,395)	$(147,788)	$(151,955)
Stock-based compensation	5,522	5,889	23,675	24,247
Non-GAAP operating loss	$(31,323)	$(38,506)	$(124,113)	$(127,708)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

GAAP net loss	$(44,966)	$(42,674)	$(149,333)	$(147,305)
Stock-based compensation	5,522	5,889	23,675	24,247
Financing charges	3,788	—	3,788	—
Fair value at issuance of Series A warrants	6,500	—	6,500	—
Change in fair value of warrant liabilities	250	(48)	182	(970)
Non-GAAP net loss	$(28,906)	$(36,833)	$(115,188)	$(124,028)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Shares used in computing GAAP net loss per share:
Basic and diluted	245,035,523	218,407,208	227,060,773	217,307,896
GAAP net loss per share
Basic and diluted	$(0.18)	$(0.20)	$(0.66)	$(0.68)
Stock-based compensation	0.02	0.03	0.11	0.11
Financing charges	0.01	—	0.01	—
Fair value at issuance of Series A warrants	0.03	—	0.03	—
Change in fair value of warrant liabilities	0.00	(0.00)	0.00	(0.00)
Non-GAAP net loss per share
Basic and diluted	$(0.12)	$(0.17)	$(0.51)	$(0.57)